Exhibit 10.22

AMENDMENT NO. 1

TO

EMPLOYMENT AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of October 20, 2011, is made by and between Accellent Inc. (the “Company”) and Donald J. Spence (the “Executive”).

WHEREAS, the Company and the Executive (collectively, the “Parties”) are parties to an employment agreement dated as of April 23, 2010, with an Effective Date of May 24, 2010 (the “Employment Agreement”); and

WHEREAS, the Parties desire to amend the Employment Agreement in order to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended; and

WHEREAS, in recognition of market-related challenges the Executive is encountering in attempting to sell his current principal residence, the Parties desire to amend the Employment Agreement in order to extend to December 31, 2012, the date by which the Executive is expected to complete the relocation of his principal residence to Michigan, and the Parties further desire to maintain the Executive’s right to reimbursement of relocation-related costs specified in the Employment Agreement through such date.

NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the Parties hereby agree as follows:

Capitalized terms not defined herein shall have the meaning set forth in the Employment Agreement.

1. Amendment to Section 8(d)(ii). Section 8(d)(ii) is hereby amended by deleting the last sentence of such subsection and inserting the following sentence in its place:

“Notwithstanding the provisions of this Section 8(d)(ii), any amounts payable under this Section 8 that are subject to the execution of a release of claims by the Executive shall not be paid until the sixtieth (60th) calendar day after the date of termination of Executive’s employment, and then only if the Executive has in fact executed and not revoked such release of claims, provided that if the 60 calendar day period (and any permitted revocation period thereafter, if applicable) as described in the foregoing begins in one calendar year and ends in a second calendar year, then any payments under this Section 8 shall be delayed until the second of such two calendar years (regardless of whether Executive delivers the release in the first calendar year or in the second calendar year).”

2. Amendment to Section 7(b). Section 7(b) is hereby amended by deleting the reference to “December 31, 2011” in such section, and replacing it with “December 31, 2012.”

3. Ratification. All other provisions of the Employment Agreement remain unchanged and are hereby ratified by the Company and the Executive.

4. Counterparts. This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year first set forth above.

Accellent Inc.

By:
Name:	Kenneth W. Freeman
Title:	Chairman

Executive

By:
Donald J. Spence

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